UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of Earliest Event Reported): August 31, 2007

COMMERCE PLANET, INC.
(Exact Name of Small Business Issuer as Specified in Its Charter)

UTAH	333-34308	87-052057
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 South La Patera Lane, Suite 7
Goleta, California 93117
(Address of Principal Executive Offices)

(805) 964-9126
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 31, 2007, we entered into a binding Letter of Intent with Iventa Corporation with respect to our proposed acquisition of 100% of the stock of Iventa Corporation.  Together with Iventa, it is our mutual intent that the closing date shall be on or before September 18, 2007.

Under the terms of the Letter of Intent, we proposed to purchase the stock in Iventa, including all of the assets and intellectual property, held, used by and useful for the business, as well as continuation of the lease(s) of real estate used by Iventa, for total consideration of up to $5,063,000. This consideration will be comprised of a combination of cash, shares of our restricted common stock and employment compensation totaling an aggregate of $1,963,000 to be paid at closing and $3,100,000 contingent on future performance.  The consideration will be subject to adjustment based on minimum working capital at closing and Iventa’s maintenance, prior to closing, of existing financial performance.

Our obligation to consummate the transaction is subject to certain conditions including our formalized review of Iventa’s financial information and approval by our Board of Directors. Further, prior to closing, Mr. Jamison Stafford, Iventa’s Founder, President and Chief Architect, will be required to enter into a two-year employment agreement with us, or Iventa, as well as a non-compete agreement with us.  If the transaction is consummated, we agreed to pay Mr. Stafford an annual salary of $175,000, as well as $1.25 million worth of our restricted common stock to vest on a pro rata basis over 24 months.  Vesting will cease on termination of employment by Mr. Stafford or by us with cause. If we terminate employment without cause, all shares will be issued and vest immediately.  In addition, if the transaction is consummated, we agreed to offer continued employment to certain other key Iventa employees, and they will be eligible to participate in our stock option plan and other customary benefits offered to our employees.

The foregoing description of the terms and conditions of the agreement is qualified in its entirety by, and made subject to, the more complete information set forth in the Letter of Intent filed as Exhibit 10.1, incorporated herewith.

This report contains forward-looking statements that involve risks and uncertainties.  We  generally  use  words  such  as  “believe,”  “may,” “could,” “will,”  “intend,”  “expect,”  “anticipate,”  “plan,” and similar expressions to identify  forward-looking  statements.  You should not place undue reliance on these forward-looking statements.  Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described in our Form 10-KSB and other reports filed with the Securities and Exchange Commission.  Although we believe  the  expectations  reflected  in  the  forward-looking  statements  are reasonable,  they  relate  only to events as of the date on which the statements are  made,  and  our  future  results,  levels of activity, performance or achievements may not meet these expectations.  We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
10.1	Letter of Intent between the Company and Iventa Corporation, dated August 31, 2007 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 7, 2007	By: /s/ Michael Hill
Name: Michael Hill
Title: Chief Executive Officer